Exhibit (a)(11)

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

MSC ACQUISITION CORP., Plaintiff, v. MAXWELL SHOE COMPANY, INC., Defendant.	C.A. No.: 359-N

STIPULATION OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, this 20th day of April, 2004, pursuant to Court of Chancery Rule 41(a)(1)(ii), that the above-captioned action is dismissed without prejudice.

RICHARDS LAYTON & FINGER, P.A.

/s/ Brock E. Czeschin
Jesse A. Finkelstein (#1090) Raymond J. DiCamillo (#3188) Brock E. Czeschin (#3938) One Rodney Square Wilmington, Delaware 19801 (302) 651-7700
Attorneys for Plaintiff MSC Acquisition Corp.

OF COUNSEL:

CRAVATH, SWAINE & MOORE LLP

825 Worldwide Plaza

815 Eighth Avenue

New York, NY 10019-7475

(212) 474-1000

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/ William M. Lafferty
William M. Lafferty (#2755) David J. Teklits (#3221) Patricia R. Uhlenbrock (#4011) 1201 N. Market Street Wilmington, Delaware 19801 (302) 658-9200
Attorneys for Defendant Maxwell Shoe Company, Inc.

OF COUNSEL:

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000